TERMINATION AGREEMENT
                          AND RELEASE OF ALL LIABILITY


         This Termination Agreement and Release of All Liability (this "Agreement") is made on May 27, 1999, between (i) Richard Chrysler ("Chrysler") and (ii) JPE, Inc., a Michigan corporation. As used in this agreement, "JPE" means JPE, Inc., its predecessors, successors, Subsidiaries, Divested Subsidiaries, assigns, parents, subsidiaries, divisions and/or affiliates (whether incorporated or unincorporated), and all of the past and present directors, officers, trustees, employees and agents (in their individual and representative capacities) of each and any and all persons acting by, through, or in concert with any of them. All capitalized terms not defined in this Agreement shall have the meanings given them in the Investment Agreement dated April 28, 1999 among JPE, Inc., ASC Holdings LLC, a Michigan limited liability company, and Kojaian Holdings LLC, a Michigan limited liability (the "Investment Agreement"). This Agreement is being delivered pursuant to Section 6.2(e) of the Investment Agreement.


                                    RECITALS

     A. Chrysler has worked in the employ of JPE as President and Chief Executive Officer effective as of November 9, 1998, pursuant to employment terms approved by the Board of Directors as reflected in their Minutes of November 6, 1998 (the "Original Employment Agreement"). Pursuant to the Original Employment Agreement, Chrysler has been granted certain stock options to purchase 200,000 Common Shares (whether or not exercisable, the "Options").

     B. Pursuant to the Investment Agreement, Chrysler and JPE have agreed to enter into the Employment Agreement on the Closing Date. The Investment Agreement also requires, as a condition precedent, among other things, the delivery of this Agreement. Accordingly, Chrysler and JPE have, pursuant to the Investment Agreement, agreed to terminate the Original Employment Agreement and the Options on the terms set forth in this Agreement. Each of JPE and Chrysler agree that the entering into this Agreement and the Employment Agreement and consummating the Transaction is in the mutual best interests of JPE and Chrysler.

     C. In consideration of the foregoing and the consideration provided below, Chrysler has agreed to release JPE from any liability to Chrysler, including any liability arising as a result of the termination of the Original Employment Agreement and the Options.

     Therefore, Chrysler and JPE agree as follows:

     1. Chrysler and JPE hereby render null and void the Original Employment Agreement and the Options (the "Termination").

     2. As Chrysler's sole and exclusive consideration, payments and benefits with respect to the Termination, subject to the terms and conditions of the Investment Agreement, (a) JPE shall consummate the Transaction, (b) JPE shall enter into the Employment Agreement and, pursuant to the terms of the Employment Agreement, be obligated to pay his salary thereunder, and (c) JPE shall pay Chrysler $1,000.00, which he acknowledges is sufficient consideration.

     3. For the consideration described in this Agreement, Chrysler hereby fully and forever releases, acquits and discharges JPE from all suits, claims or actions, or any pending actions, claims or suits, in law or in equity, against JPE on account of the Termination or any other employment related action or cause of action based upon any facts existing on or prior to the Closing Date, whether known or unknown, including all claims for wrongful discharge, breach of contract, violation of the penal statutes, negligence of any kind, intentional infliction of emotional distress, defamation and/or discrimination on account of sex, age, race, disability, religion or nationality which has or could have been alleged under any Law, including: Title VII of the Civil Rights Act of 1964; the Age Discrimination in Employment Act; the Rehabilitation Act of 1973; the Older Workers Benefit Protection Act; the Americans With Disabilities Act; the Family and Medical Leave Act of 1993; and all analogous Michigan Laws, including the Elliot-Larsen Civil Rights Act; and any and all amendments to any of the foregoing. Chrysler is completely able to perform the duties of his position at JPE, and has no disability recognized under the Workers' Compensation Act or otherwise.

     4. Except for actions or suits based upon breaches of the terms of this Agreement, Chrysler hereby shall fully and forever refrain from commencing any suits, claims or actions, or prosecuting any pending actions, claims or suits, in law or in equity, against JPE on account of the Termination or any other employment related action or cause of action based upon any facts existing on or prior to the Closing Date, whether known or unknown, including all claims for wrongful discharge, breach of contract, violation of the penal statutes, negligence of any kind, intentional infliction of emotional distress, defamation and/or discrimination on account of sex, age, race, handicap or nationality which has or could have been alleged under any Law, including: Title VII of the Civil Rights Act of 1964; the Age Discrimination in Employment Act; the
Rehabilitation  Act of 1973;  the Older  Workers  Benefit  Protection  Act;  the
Americans With Disabilities Act; the Family and Medical Leave Act of 1993; and all analogous Michigan Laws including the Elliot-Larsen Civil Rights Act; and any and all amendments to any of the foregoing.

     5. Chrysler shall maintain for two years following the date of this Agreement as confidential, all Confidential and Proprietary Information of JPE.

     6. To the fullest extent permitted by Law, Chrysler shall not assist, aid or communicate with, either orally or in writing, in any manner whatsoever, any other person, corporation, firm, partnership or other entity, in or about any action, cause of action, suit, claim, proceeding, litigation or other matter against JPE unless required by lawfully issued subpoena power or court order. In the event Chrysler is served with a subpoena or is required by court order to testify in any type of proceeding involving JPE, Chrysler shall immediately notify JPE by providing written notice within three (3) days in the manner and to the addresses for ASC, Kojaian and JPE set forth for the delivery of notices in the Investment Agreement.

     7. This Agreement, which shall be effective and irrevocable immediately upon the time limits described herein, reflects the entire agreement of Chrysler and JPE relative to the subject matter hereof, and supersedes any previous employment, consulting or similar agreement and other prior or contemporaneous oral or written understandings, statements, representations or promises; provided, however, that the parties acknowledge that Chrysler and JPE, Inc. have today entered into the Employment Agreement.

     8. Chrysler understands that by this Agreement he is waiving any rights he may presently have under the Age Discrimination in Employment Act, as amended. Chrysler enters into this Agreement freely and voluntarily without any duress or coercion, and after he has carefully and completely read all of the terms and provisions of this Agreement. He has been advised to consult with legal counsel and understands he shall be allowed to consider this Agreement for 21 days prior to signing it. Chrysler understands that this Agreement shall not become effective for seven days following the date it is signed, during which time he may revoke this Agreement by written notice to ASC, Kojaian and JPE at the addresses and in the manner set forth in the Investment Agreement. Chrysler understands that payments to be made to him as provided in this Agreement shall not commence until the expiration of such seven days.

     9. Arbitration.

     (a) The arbitration procedure set forth in this paragraph 9 shall be the sole and exclusive method for resolving and remedying monetary claims arising out of disputes regarding this Agreement (the "Disputes"); provided that nothing in this paragraph 9 shall prohibit a party from instituting litigation to enforce any Final Determination (as defined below) or to obtain injunctive relief. Except as otherwise provided in this paragraph 9 or in the Commercial Arbitration Rules of the American Arbitration Association as in effect at the pertinent time, the arbitration procedures and any Final Determination hereunder shall be governed by, and shall be enforced pursuant to, the Uniform Arbitration Act.

     (b) In the event that either party asserts that there exists a Dispute, such party shall deliver a written notice to the other party specifying the nature of the asserted Dispute and requesting a meeting to attempt to resolve the same. If no such resolution is reached within ten (10) business days after such delivery of such notice, the party delivering such notice of Dispute (the "Disputing Person") may, within forty-five (45) business days after delivery of such notice, commence arbitration by delivering to the other party a notice of arbitration (a "Notice of Arbitration"). Such Notice of Arbitration shall specify the matters as to which arbitration is sought, the nature of any Dispute, the claims of the party and shall specify the amount and nature of any damages, if any, sought to be recovered as a result of any alleged claim, and any other matters required by the Commercial Arbitration Rules of the American Arbitration Association as in effect at the pertinent time to be included therein, if any.

     (c)(i) The parties shall in good faith select one arbitrator to arbitrate the dispute who shall resolve the dispute according to the procedures set forth in this paragraph 9.

     (c)(ii) If the parties are unable to agree upon an arbitrator pursuant to paragraph 9(c)(i) within fifteen (15) business days, then each party shall select one arbitrator within the next fifteen (15) business days. In the event that either party fails to select an arbitrator as provided in this paragraph 9(c)(ii), then the matter shall be resolved by the arbitrator selected by the other party. If each party chooses an arbitrator, then those arbitrators shall select a third independent, neutral arbitrator expert in the subject matter of the dispute, and the three arbitrators so selected shall resolve the matter according to the procedures set forth in this paragraph 9. If the arbitrators selected by the parties are unable to agree on a third arbitrator within fifteen
(15) business days, after their selection, the third arbitrator shall be selected by the President of the American Arbitration Association.

     (d) The arbitration shall be conducted in Ann Arbor, Michigan, under the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, except as modified by the written agreement of the parties, to this Agreement. The arbitrator(s) shall so conduct the arbitration that a final result, determination, finding, judgment and/or award (the "Final Determination") shall be made or rendered as soon as practicable, but in no event later than one hundred (100) business days after the delivery of the Notice of Arbitration nor later than ten (10) business days following completion of the arbitration. The Final Determination must be agreed upon and signed by the sole arbitrator or by at least two of the three arbitrators (as applicable). The Final Determination shall be final and binding on all parties and there shall be no appeal from or reexamination of the Final Determination, except for fraud, perjury, or misconduct by an arbitrator prejudicing the rights of any party and to correct manifest clerical errors. The prevailing party or parties shall be entitled to Fees and Costs.

     (e) Judgment may be entered upon the Final Determination by any court of competent jurisdiction.

     10. If any provision of this Agreement is deemed invalid or illegal, all other provisions shall remain in full force and effect.

     11. This Agreement shall be construed in accordance with and governed by the Laws of the State of Michigan.


                                        /s/ Richard R. Chrysler
                                        ------------------------------------
                                            Richard Chrysler


                                        Date:
                                             -------------------------------


                                        JPE, Inc.,
                                        a Michigan corporation

                                        By: /s/ Karen A. Radtke
                                            --------------------------------
                                        Name:   Karen A. Radtke

                                        Title:  Secretary and Treasurer

                                        Date:
                                             -------------------------------